FOR IMMEDIATE RELEASE               Contact:         Sophia V. Bilinsky
                                                     Chief Executive Officer
                                                     U.S. HomeCare Corporation
                                                     (914) 946-9601

                                                     Jay C. Huffard
                                                     Chairman
                                                     U.S. HomeCare Corporation
                                                     (203) 661-3405



U.S. HomeCare Corporation Makes Announcement

HARTSDALE, N.Y. - (BUSINESS WIRE) - April 17, 2000 - U.S. HomeCare Corporation, (OTC-USHO) confirmed today that it's Agent Bank, Chase Manhattan Bank, completed foreclosure on the assets of the Company's New York Licensed and Connecticut businesses. The Agent Bank is scheduled to foreclose on the assets of the Company's Pennsylvania business on April 28, 2000. The Agent Bank expects to make a decision this week on when it will foreclose on the Company's remaining assets of the Upstate New York business.

As announced on March 22, 2000, the Agent Bank has a security interest in 100% of U.S. HomeCare's assets. As a result of the Company's continuing defaults on its secured indebtedness, the banks have taken the above-described actions.

Simultaneous with the asset foreclosure, U.S. HomeCare will cease to operate. The Company's Board of Directors and its CEO, Sophia V. Bilinsky have resigned. There will be no further filings made with the Securities and Exchange Commission or other press releases issued by U.S. HomeCare from this point forward.

U.S. HomeCare provided services in New York, Connecticut, and Pennsylvania.

This press release contains forward-looking statements. All forward-looking statements involve risks and uncertainties.